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EXHIBIT 99.1      PRESS RELEASE



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PRESS RELEASE


FOR IMMEDIATE RELEASE


CONTACT:

Joann Halterman

Public Relations

TEL:  (219) 365.4344


                        SECURITY FINANCIAL BANCORP, INC.

                  ANNOUNCES ADJOURNMENT OF 2001 ANNUAL MEETING

                              TO NOVEMBER 13, 2001

      St. John, Indiana - October 11, 2001. Security Financial Bancorp, Inc. (Nasdaq - SFBI), announced today that its full Board of Directors will adjourn the Company's 2001 annual meeting for a period of three weeks to allow stockholders an opportunity to cast informed votes. The Boards actions were approved by the Court of Chancery of the State of Delaware in a Stipulation between the parties in the case PL Capital LLC et al. v. Bonaventura et al., Civil Action No. 19068. The Stipulation provides that although the 2001 Annual Meeting of Stockholders of Security Financial will be convened as scheduled on October 23, 2001, no substantive business will be conducted at the meeting. Instead, the only action to be taken at the meeting will be to adjourn the meeting to November 13, 2001 at 8:30 a.m. Central time, at the offices of Security Financial, 9321 Wicker Avenue, St. John, Indiana. The polls will remain open during the adjournment. Nothing in the Stipulation permits any person to make additional nominations for director at Security Financial's 2001 Annual Meeting of Stockholders.

      Security Financial Bancorp, Inc. is the holding company for Security Federal Bank & Trust headquartered in St. John, Indiana.